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                                                               Exhibit 10.3.9.1

                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Fourth Amendment to Employment Agreement (the "Amendment") is made and entered into this 1st day of January, 1995, by and between The Wet Seal, Inc., a Delaware corporation ("Wet Seal"), and Edmond S. Thomas ("Thomas"), with respect to the following facts:

     The parties entered into a Employment Agreement as of June 22, 1992, as amended (the "Employment Agreement"). The parties desire to amend certain terms of the Employment Agreement.

     The parties therefore agree as follows:

     1. Any terms defined by the Employment Agreement as amended shall have the same meanings assigned thereby for purposes of this Agreement.

     2. Paragraph 4.1.3 of the Employment Agreement is amended in its entirety to read as follows:

     4.1.3 For each fiscal year starting after January 28, 1995, a paid vacation during each year of the Term commencing June 22, 1995, for a duration as may be agreed upon by Employee and the Board of Directors from time to time, it being agreed that such duration will be for a period of not less than four (4) weeks during each year of the Term; further, up to three (3) weeks of vacation amount not used by the end of each year of the Term shall be paid in cash to Employee within thirty (30) days of the end of that Term based on his Adjusted Base Salary for that Term then ended; and, provided further that to the extent that all of such vacation amount for a Term is not utilized by Employee in the year accrued, or paid by Employer under this paragraph, then the portion not so utilized or paid shall not be carried over to any subsequent year, or in the event a carry over is required by law, the amount of vacation time which could accrue in the subsequent year shall be reduced by the amount carried over. The provisions of this paragraph shall apply with respect to Employee's vacation for the Term ending June 21, 1995, provided, however, that all amounts herein shall be adjusted proportionately based on the ratio that the number of days remaining in that Term on and after January 29, 1995, bears to the total number of days in that Term.

     3. For purposes of determining the Adjusted Base Salary and the Allowance, the term "pre-tax profit of Wet Seal" is amended to include in the calculation of the net


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income of Wet Seal from all sources the net income from all sources of subsidiaries of Wet Seal which are consolidated for financial reporting purposes.

     4. Except as amended herein, the Employment Agreement, as amended is hereby confirmed and republished in full and acknowledged by the parties to be in full force and effect.

     The parties hereto have executed this Amendment as of the day and year first above written.

                                                 "Wet Seal"

                                                 THE WET SEAL, INC.
                                                 a Delaware corporation

                                                 By: /s/Irving Teitelbaum
                                                    ---------------------
                                                     Irving Teitelbaum
                                                 Its: Chairman of the Board

                                                 "Thomas"

                                                 /s/Edmond S. Thomas
                                                 ------------------------
                                                 EDMOND S. THOMAS